EXHIBIT 23.2


                          Independent Auditors' Consent

The Board of Directors
Belmont Homes, Inc.

                  We consent to incorporation by reference in the Registration Statements of Cavalier Homes, Inc. (Form S-8 Registration Nos. 33-20842, 33-20859, 33-86232, 33-86236, 333-06371, 333-04953, 333-19833, 333-45255 and
Form S-3 Registration Nos. 33-62487, 33-63060, 33-86348,  333-18213,  333-00607,
as amended) of our report dated February 21, 1997, with respect to the consolidated balance sheets of Belmont Homes, Inc. and subsidiaries as of December 31, 1995 and 1996 and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three year period ended December 31, 1996, which report is incorporated by reference in the Form 8-K of Cavalier Homes, Inc., dated January 15, 1998, as amended by Form 8-K/A dated March 16, 1998.

                                                       /s/ KPMG Peat Marwick LLP
                                                          ----------------------
                                                           KPMG Peat Marwick LLP

Jackson, Mississippi
March 13, 1998



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